UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2023

REVIV3 PROCARE COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-38112	43-1985966
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Fremont Avenue, Unit 158 and Unit 168, Alhambra, CA	91803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 638-8883

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2023, Meenu Jain notified Reviv3 Procare Company (the “Company”) that she will be stepping down as Chief Financial Officer of the Company effective at 4:00 p.m. (Pacific Time) on April 21, 2023, for personal reasons. Ms. Jain’s resignation is not as a result of any disagreement with the Company on any matter relating to its operations, policies, or practices, or to any issues regarding its accounting policies or practices.

On April 24, 2023, the Company appointed Monica Diaz Brickell, aged 44, to serve as the Company’s Chief Financial Officer. Ms. Diaz Brickell will also serve as the Company’s principal accounting officer and principal financial officer for purposes of the rules and regulations of the Securities and Exchange Commission.

Ms. Diaz Brickell has spent over twenty years serving in finance roles at global, publicly traded companies, including as International Tax manager for Top Golf Callaway Brands Corp. and Senior Tax Associate at Thermo Fisher Scientific. Ms. Diaz Brickell earned a Master of Science in Accountancy and a Bachelor of Business Administration in Accounting from the University of Notre Dame and is an active Certified Public Accountant in the state of California.

The Company and Ms. Diaz Brickell entered into an employment agreement, effective as of April 24, 2023 (the “Employment Agreement”), pursuant to which Ms. Diaz Brickell agreed to serve as the Company’s Chief Financial Officer. Subject to other customary terms and conditions of such agreement, the Employment Agreement provides that Ms. Diaz Brickell will receive a base salary of $140,000 per year, subject to annual review and adjustment. The Employment Agreement provides that Ms. Diaz Brickell’s employment is “at will,” and either party may terminate her employment at any time and for any reason, with or without cause. The Employment Agreement also includes customary confidentiality and assignment of inventions provisions, as well as non-competition and non-solicitation restrictions.

The description of the Employment Agreement contained herein does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. In addition to her base salary, the Company intends to grant Ms. Diaz Brickell an equity award equivalent to 30,000 shares of common stock, subject to certain performance and time vesting conditions.

To the Company’s knowledge, there are no arrangements or understandings between Ms. Diaz Brickell and any other person pursuant to which she was selected for her position. In addition, there are no family relationships between Ms. Diaz Brickell and any directors or executive officers of the Company, and no transactions are required to be reported under Item 404(a) of Regulation S-K between Ms. Diaz Brickell and the Company.

A copy of the press release announcing Ms. Jain’s resignation and Ms. Diaz Brickell’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K. The press release is being furnished and the information included therein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.1*	Executive Employment Agreement, dated April 24, 2023, by and between Reviv3 Procare Company and Monica Diaz Brickell.

99.1	Press release dated April 25, 2023 announcing Ms. Jain’s resignation and Ms. Diaz Brickell’s appointment as CFO.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVIV3 PROCARE COMPANY
Date: April 27, 2023
	By:	/s/ Jeff Toghraie
	Name:	Jeff Toghraie
	Title:	Chief Executive Officer